OPTEX SYSTEMS, INC. UNAUDITED
INTERIM FINANCIAL STATEMENTS
FOR THE QUARTER ENDED DECEMBER 28, 2008
Optex Systems, Inc.
Balance Sheets

	Unaudited 12/28/08	Year End as of 09/28/08

ASSETS

Current Assets
Cash	497,152	170,183
Accounts Receivable	2,124,827	2,454,235
Net Inventory	5,848,508	4547,726
Prepaid Expenses	46,811	307,507
	-	-
Total Current Assets	8,517,298	7,479,651

Property and Equipment
Property Plant and Equipment	1,339,636	1,314,109
Accumulated Depreciation	(1,030,984)	(994,542)

Total Property and Equipment	308,652	319,567

Other Assets
Security Deposits	20,684	20,684
Intangibles	3,518,992	1,100,140
Goodwill	7,110,415	10,047,065

Total Other Assets	10,650,091	11,167,889

Total Assets	19,476,041	18,967,107

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.
Balance Sheets - Continued

	Unaudited Quarter End as of 12/28/08	Year End as of 09/28/08

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
Accounts Payable	1,964,795	1,821,534
Accrued Expenses	1,044,075	798,974
Accrued Warranties	256,397	227,000
Accrued Contract Losses	743,319	821,885
Loans Payable	214,490	373,974
Interest on Loans Payable	6,798
Income Tax Payable	263,654	4,425

Total Current Liabilities	4,493,528	4,047,792

Other Liabilities
Note Payable	-	2,000,000
Accrued Interest on Note	-	336,148
Long Term Debt	6,000,000	-
Accrued Interest on Debt	76,000	-
Due to Parent	-	4,300,151

Total Other Liabilities	6,076,000	6,636,299

Total Liabilities	10,569,528	10,684,091

Stockholders' Equity
Optex Systems, Inc. – Delaware Common Stock (par $0.001, 300,000,000 authorized, 50,000,000 shares issued and outstanding as of December 28, 2008)	50,000

Optex Systems, Inc. – Texas Common Stock (no par 100,000 authorized, 18,870 shares issued and 10,000 shares outstanding)		164,834
Optex Systems, Inc. – Texas Treasury Stock (8,870 shares at cost)	-	(1,217,400)
Additional Paid-in-capital	14,795,368	15,246,282
Retained Earnings (Deficit)	(5,938,855)	(5,910,700)

Total Stockholders' Equity	8,906,513	8,283,016

Total Liabilities and Stockholders' Equity	19,476,041	18,967,107

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.
Statements of Operations

	Unaudited Quarter Ended December 28, 2008	Unaudited Quarter Ended December 30, 2007

Revenues	7,264,084	4,415,905

Total Cost of Sales	6,305,050	3,839,494

Gross Margin	959,034	576,411

General and Administrative
Salaries and Wages	158,876	173,688
Employee Benefits	83,420	59,264
Employee Stock Bonus Plan	-	101,766
Amortization of Intangible	101,158	61,122
Rent, Utilities and Building Maintenance	55,332	58,150
Legal and Accounting Fees	76,219	67,296
Consulting and Contract Service Fees	79,323	120,439
Corporate Allocations	-	433,934
Other Expenses	77,345	144,775
Total General and Administrative	631,673	1,220,434

Earnings (Loss) before Other Expenses and Taxes	327,361	(644,023)

Other Expenses
Other Income and Expense	(436)
Interest (Income) Expense - Net	92,298	49,640
Total Other	91,862	49,640

Income (Loss) Before Taxes	235,499	(693,663)
Income Taxes (Benefit)	263,654

Net Income (Loss) After Taxes	(28,155)	(693,663)

Basic and diluted loss per share (1)	$(0.00)	$(0.01)

Weighted Average Common Shares Outstanding	50,000,000	50,000,000

1.  Quarter ended December 30, 2007 is shown depicting recapitalization of the entity

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.

Statements of Cash Flows

	Unaudited Quarter End December 28, 2008	Unaudited Quarter End December 30, 2007

Cash flows from operating activities:
Net Loss	(28,155)	(693,663)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	554,240	289,382
Provision for (use of) allowance for inventory valuation	60,636	-
Noncash interest expense	92,298	49,863
(Increase) decrease in accounts receivable	329,408	(78,304)
(Increase) decrease in inventory (net of progress billed)	(1,361,418)	(960,085)
(Increase) decrease in other current assets	260,695	15,666
Increase (decrease) in accounts payable and accrued expenses	388,364	975,532
Increase (decrease) in accrued warranty costs	29,397	-
Increase (decrease) in due to parent	1,428	386,008
Increase (decrease) in accrued estimated loss on contracts	(78,567)	(312,480)
Increase (decrease) in income taxes payable	263,654	-
Total adjustments	540,135	365,582
Net cash (used)/provided by operating activities	511,980	(328,081)

Cash flows from investing activities:
Purchased of property and equipment	(25,527)	(38,127)
Net cash used in investing activities	(25,527)	(38,127)

Cash flows from financing activities:
Proceeds from Loans Payable	(159,484)	-
Net cash provided by financing activities	(159,484)	-

Net increase (decrease) in cash and cash equivalents	326,969	(366,208)
Cash and cash equivalents at beginning of period	170,183	504,753
Cash and cash equivalents at end of period	497,152	138,545

Noncash investing and financing activities:
Optex Delaware purchase of Optex Systems from Irvine Sensors
Liabilities not assumed
Loan Payable	2,000,000
Accrued Interest on Loan Payable	345,648
Income Taxes Payable attributable to Irvine	4,425
Due to Parent (Irvine Sensors)	4,301,579

Total liabilities not assumed	6,651,652

Debt Incurred for Purchase	(6,000,000)
Additional Purchased Intangible Assets	2,936,650
Decrease to Goodwill	(2,936,650)
Recapitalization of Stockholders' Equity in Connection with sale to Optex Systems Inc. - Delaware	(1,102,566)

Effect on additional paid in capital	(450,914)

Supplemental cash flow information:
Cash paid for interest	-	-
Cash paid for taxes	-	-

The accompanying notes are an integral part of these financial statements

Optex Systems, Inc.

Statement of Stockholders' Equity and Comprehensive Income/(Loss)

	Outstanding Shares (Optex-Texas)	Outstanding Shares Optex Systems, Inc.	Common Stock (Optex - Texas)	Common Stock (Optex Systems, Inc.)	Treasury Stock (Optex- Texas)	Additional Paid in Capital	Retained Earnings	Total Stockholders Equity

Balance at September 28, 2008	10,000		164,834		(1,217,400)	15,246,282	(5,910,700)	8,283,016

Optex Delaware Acquisition	(10,000)		(164,834)		1,217,400	(450,914)		- 601,652

Issuance of 50,000,000 Optex Delaware shares		50,000,000		50,000				50,000-

Net Earnings (Loss) from continuing operations							(28,155)	(28,155)

Balance at December 28, 2008		50,000,000	-	50,000	-	14,795,368	(5,938,855)	8,906,513

The accompanying notes are an integral part of these financial statements

Note 1 - Organization and Operations
Optex Systems, Inc. (“Optex Texas”) was a privately held Texas Subchapter “S” Corporation from inception in 1987 until December 30, 2005 when 70% of the issued and outstanding stock was acquired by Irvine Sensors Corp. (“IRSN”) and Optex Texas was automatically converted to a Subchapter “C” Corporation.  On December 29, 2006, the remaining 30% equity interest in Optex Texas was purchased by IRSN.

On October 14, 2008, certain senior secured creditors of IRSN, Longview Fund, L.P. (“Longview Fund”) and Alpha Capital Anstalt (“Alpha”) formed Optex Systems, Inc., a Delaware Corporation, (“Optex Delaware”),which acquired substantially all of the assets and assumed certain liabilities of Optex Texas in a transaction that was consummated via purchase at a public auction. Longview and Alpha owned Optex Delaware until February 20, 2009, when Longview sold 100% of its equity interests in Optex Delaware to Sileas Corp, as discussed in the following paragraph.  After this asset purchase, Optex Texas remained a wholly owned subsidiary of IRSN.   Although Optex Delaware is the legal acquirer of Optex Texas in the transaction, Optex Texas is considered the accounting acquirer since the acquisition by Optex Delaware was deemed to be the purchase of a business.  Accordingly, in subsequent periods the financial statements presented will be those of the accounting acquirer.

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation, owned by present members of the company’s management, purchased 100% of the equity interest held by Longview, representing 90% of Optex Delaware in a private transaction (the “Acquisition”).  See Note 9.

Optex’s operations are based in Richardson, Texas in a leased facility comprising 49,100 square. feet.  As of the three months ended December 28, 2008 the company operated with 117 full-time equivalent employees.

Optex Systems manufactures optical sighting systems and assemblies primarily for Department of Defense (DOD) applications. Its products are installed on a variety of U.S. military land vehicles such as the Abrams and Bradley fighting vehicles, Light Armored and Advanced Security Vehicles and have been selected for installation on the Future Combat Systems (FCS) Stryker vehicle. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. The Company products consist primarily of build to customer print products that are delivered both directly to the military services and to other defense prime contractors.

In May 2008, Optex Systems was awarded ISO9001:2000 certification.

Note 2 - Accounting Policies

Basis of Presentation

The accompanying financial statements include the historical accounts of Optex Sytems, Inc the Texas Corporation. The financial statements have been presented as the subsidiary-only financial statements reflecting the balance sheets, results of operations and cash flows of the subsidiary as separate entity.

Although, the Company has been majority owned by various parent companies described in the preceding paragraphs, no accounts of the parent companies or the effects of consolidation with any parent companies have been included in the accompanying financial statements.

The financial statements have been presented  on the basis of push down accounting in accordance with Staff Accounting Bulletin No. 54 (SAB 54)  Application of “Push Down” Basis of Accounting in Financial Statements of Subsidiaries Acquired by Purchase. SAB 54 states that the push down basis of accounting should be used in a purchase transaction in which the entity becomes wholly owned. Under the push down basis of accounting certain transactions incurred by the parent company are that would otherwise be accounted for in the accounts of the parent, are “pushed down” and recorded on the financial statements of the subsidiary. Accordingly, items resulting from the purchase transaction such as goodwill, debt incurred by the parent to acquire the subsidiary and other cost related to the purchase have been recorded on the financial statements of the Company.

The condensed financial statements of Optex Systems Inc., (the “Company”) included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company’s Form 8k and other reports filed with the SEC.

The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. Certain information that is not required for interim financial reporting purposes has been omitted.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Earnings per Share: Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each year presented.  Diluted earnings per common share give the effect to the assumed exercise of stock options when dilutive.  There were no dilutive stock options during the three months ended December 28, 2008 or December 30, 2007.

Note 3 - Recent Accounting Pronouncements

In June 2006, The FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In September 2006, the FASB issued FASB No. 157, “Fair Value Measurements” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements. While FASB No. 157 does not apply to transactions involving share-based payment covered by FASB No. 123, it establishes a theoretical framework for analyzing fair value measurements that is absent from FASB No. 123. We have relied on the theoretical framework established by FASB No. 157 in connection with certain valuation measurements that were made in the preparation of these financial statements. FASB No. 157 is effective for years beginning after November 15, 2007. Subsequent to the Standard’s issuance, the FASB issued an exposure draft that provides a one year deferral for implementation of the Standard for non-financial assets and liabilities.
The adoption of FASB No. 157 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In February 2007, Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115,” (FASB 159), was issued. This standard allows a company to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities on a contract-by-contract basis, with changes in fair value recognized in earnings. The provisions of this standard are effective as of the beginning of our fiscal year 2008, with early adoption permitted.
The adoption of FASB No. 159 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In March 2007, the Financial Accounting Standards Board ratified Emerging Issues Task Force (“EITF”) Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”.  EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement.  EITF 06-10 is effective for fiscal years beginning after December 15, 2007.  The adoption of EITF 06-10 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations and SFAS No. 160, Accounting and Reporting of Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51. These new standards will significantly change the accounting for and reporting of business combinations and non-controlling (minority) interests in consolidated financial statements. Statement Nos. 141(R) and 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the impact of adopting SFAS Nos. 141(R) and SFAS 160 on its financial statements. See Note 9 for adoption of SFAS 141R subsequent to December 28, 2008.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. The Company does not have any outstanding stock options.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2009. The Company is currently evaluating the impact of SFAS 161 on its financial statements but does not expect it to have a material effect

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, "The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of FASB No. 162 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended September 30, 2011.  The Company is currently evaluating the impact of SFAS 163 on its financial statements but does not expect it to have a material effect.

Note 4 — Acquisition of Optex Systems, Inc. Delaware

Acquisition by Longview Fund, LP on October 14, 2009

On October 14, 2008, in a purchase transaction that was consummated via public auction, Optex Delaware exchanged $15 million of IRSN debt owned by it and assumed approximately $3.8 million of certain Optex Texas liabilities for substantially all of the assets of Optex Texas .  The $15 million of IRSN debt was contributed by Longview Fund and Alpha to Optex Delaware in exchange for a $6 million note payable from Optex Delaware and a $9 million equity interest in Optex Delaware.  There is no contingent consideration associated with the purchase.  Longview and Alpha, which were secured creditors of IRSN, owned Optex Delaware until February 20, 2009, when Longview sold 100% of its equity interests in Optex Delaware to Sileas Corp, as discussed in Note 9.

Among other assets, Optex Delaware purchased the following categories of assets from Optex Texas:  intellectual property, production processes and know how, and outstanding contracts and customer relationships.  Optex Delaware’s management intends to improve the business’s ability to serve its existing customers and to attract new customers through quality product and service which will be enabled by improved working capital availability as opposed to working capital available during the time period in which the assets were owned by IRSN.

Optex Systems has allocated the consideration for its acquisition of the Purchased Assets among tangible and intangible assets acquired and liabilities assumed based upon their fair values. Assets that met the criteria for recognition as intangible assets apart from goodwill were also valued at their fair values.

The Purchase Price was assigned to the acquired interest in the assets and liabilities of the Company as of October 14, 2008 as follows:

Assets:
Current assets, consisting primarily of inventory of $5,383,929 and accounts receivable of $1,404,434	$7,330,910
Identifiable intangible assets	4,036,789
Purchased Goodwill	7,110,416
Other non-current assets, principally property and equipment	343,898

Total assets	18,822,013
Liabilities:
Current liabilities, consisting of accounts payable of $1,953,833 and accrued liabilities of $1,868,180	$3,822,013

Acquired net assets	$15,000,000

The following table summarizes the estimate of the fair values of the intangible assets as of the asset transfer date:
Total
Contracted Backlog - Existing Orders	$2,763,567
Program Backlog - Forecasted IDIQ awards	$1,273,222
Total Intangible Asset to be amortized	$4,036,789

Identifiable intangible assets primarily consist of customer and program backlog and will be amortized between general and administrative expenses and costs of sales according to their respective estimated useful lives.

Pro forma revenue and earnings per share information is presented cumulatively in Note 9 regarding the subsequent acquisition of Optex Delaware by Sileas Corporation.

The accompanying financial statements present the combined accounts of Optex Texas and Optex Delaware from the date of the business combination which was October 14, 2008.

Other Transaction in connection with Purchase by Optex Delaware

Secured Promissory Note Due September 19, 2011/Longview Fund and Alpha  - In connection with the public sale of the Optex Texas assets to Optex Delaware, Optex Delaware delivered to each of Longview Fund and Alpha a Secured Promissory Note due September 19, 2011 in the principal amounts of $5,409,762 and $540,976, respectively.  Each Note bears simple interest at the rate of 6% per annum, and the interest rate upon an event of default increases to 8% per annum.  After 180 days from the Issue Date, the principal amount of the Notes and accrued and unpaid interest thereon may be converted into Optex common stock at a conversion price of $1.80 per share.  The Notes may be redeemed prior to maturity at a price of 120% of the then outstanding principal amount plus all accrued and unpaid interest thereon.  The obligations of Optex under the Notes are secured by a lien of all of the assets of Optex in favor of Longview and Alpha.   On March 27 2009, Sileas and Alpha exchanged their Notes plus accrued and unpaid interest for one thousand twenty seven (1,027) shares of Optex Delaware Series A Preferred Stock

Note 5 - Commitments and Contingencies

Leases

The company leases its office and manufacturing facilities under two non-cancellable operating leases expiring November 2009 and February 2010 in addition to maintaining several non-cancellable operating leases for office and manufacturing equipment.  Total expenses under these facility lease agreements for the year ended September 28, 2008 was $313,032 and total expenses for manufacturing and office equipment was $21,830.  At September 28, 2008, the minimum lease payments under non-cancelable operating leases for equipment, office and facility space are as follows:

Operating
Leases
Years ended December 31,
2009	$364,260
2010	79,867
2011	16,753
2012	-
2013	-
Thereafter	-
Total minimum lease payments	$460,880

Note 6 - Debt Financing

Non-Related parties

Short Term Note Payable/Longview Fund -  On September 23, 2008 Optex Delaware borrowed $146,709 from Longview and issued a promissory note dated September 23, 2008, to Longview in connection therewith.  The September 23, 2008 Note bears interest at the rate of 10% per annum with interest accruing until the maturity date of the September 23, 2008 Note, which was originally set as November 7, 2008 (“Maturity Date”).  Pursuant to an Allonge No. 1 to Promissory Note, dated January 20, 2009, the Maturity Date was extended until March 31, 2009 and is to be exchanged for Series A Preferred Stock of Optex Delaware (See Note 9)..

Short term note payable (Qioptic) - On November 20, 2008, Optex Delaware issued a promissory note (“Note”) to Qioptiq Limited (“Qioptiq”) in the amount of $117,780. The Note originated as a trade payable and as of December 28, 2008 had an outstanding balance of $67,781.  The Note bears interest at the rate of six percent per annum and had a maturity date of February 13, 2009  (and was repaid in full as of that date) (“Maturity Date”).  The terms of the Note call for weekly payments of $10,000 each on the last business day of every week commencing on the last business day of the first week after November 20, 2008 and continuing thereafter until the Maturity Date, on which date the remaining principal amount of the Note and all accrued and unpaid interest thereon shall become immediately due and payable

Note 7  –  Stockholders Equity

 Common Stock:

As of December 28, 2008, the Company was authorized to issue 300,000,000 shares of $.001 par value common stock, of which 50,000,000 shares were issued and outstanding as follows:

Longview Fund, LP	45,081,350
Arnold Holding, LTD	4,918,650
Total Outstanding	50,000,000

Each share of stock entitles the holder to one vote

The outstanding shares as of December 30, 2007 have been restated to reflect the recapitalization of Optex Delaware above.

Note 8—Earnings/Loss Per Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share is computed by assuming that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. For all periods presented herein, there are no dilutive convertible securities.
The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share for the three months ended December 28, 2008, and December 30, 2007.

	Three months ended December 28, 2008	Three months ended December 30, 2007

Numerator:
Net loss	$(28,155)	$(693,663)
Denominator:
Weighted average shares	50,000,000	50,000,000
Basic and diluted net loss per share	$(0.00)	$(0.01)

Quarter ended December 30, 2007 is shown depicting recapitilization of the entity

Note 9 — Subsequent Events

Acquisition by Sileas Corp on February 20, 2009

On February 20, 2009, Sileas Corp. (“Sileas”), a newly-formed Delaware corporation, owned by present members of the company’s management, purchased 100% of the equity interest held by Longview , representing 90% of Optex Delaware, in a private transaction (the “Acquisition”).

The Primary reasons for the Acquisition by Sileas was to effect synergies that the management of Sileas and the corporate structure of Sileas would produce in achieving competitive advantages in the contract bidding process. Additional operating efficiencies were expected to result from the ownership by present members of management who are active in the daily operations of the Company.

The Acquisition was accounted in accordance with “Statement of Financial Accounting Standards No. 141R” Business Combinations” effective for transactions after December 15, 2008.

The purchase price (“Purchase Price”) for the Acquisition was $13,524,405.  Sileas issued a note to the Longview Fund LP for the full amount of the Purchase Price in exchange for 45,081,350 shares of common stock (the “Common Stock”) issued by the Company (representing 90% of the outstanding shares) and a note dated December 2, 2008, issued by the Company to Longview in the principal amount of $5,409,762 (the “Optex Note”). No contingent consideration is due the seller in the transaction..  The Note is secured by the assets of Sileas Corp. and a pledge of the outstanding stock of Sileas Corp.

Sileas has no operations or business activities other than holding the Purchased Assets and has no revenues.

The fair value of the 10% non-controlling interest at the date of acquisition is estimated to be approximately $1,500,000. The fair value was derived by computing 10% of the value of the Company as a whole based on the value of the consideration given by Sileas for its 90% acquisition. The fair value of the Company as a whole was established by the consideration of $15,000,000 given in the previous transaction whereby Longview and Alpha Capital acquired the Company in a public auction on October 14, 2008. Based the stability of the nature of the company operations in the current marketplace, the fair value of the prior consideration was deemed to be representative of the current market value.

Sileas has allocated the consideration for its acquisition of the Purchased Assets among tangible and intangible assets acquired and liabilities assumed based upon their fair values. Assets that met the criteria for recognition as intangible assets apart from goodwill were also valued at their fair values. The excess of the purchase price over the fair values of the identifiable tangible assets, intangibles assets and the fair value of the non controlling interest is recognized as goodwill in the accompanying balance sheet in the amount of $1,012,058. Goodwill is not amortized for financial reporting purposes but measured at least annually for impairment.

The Purchase Price was assigned to the acquired interest in the assets and liabilities of the Company as of February 20, 2009 as follows:

Assets:
Current assets, consisting primarily of inventory of $5,327,438 and accounts receivable of $2,897,583		$8,687,102
Identifiable intangible assets		3,173,793
Purchased Goodwill		7,110,415
Other non-current assets, principally property and equipment		316,923

Total assets		$19,288,233
Liabilities:
Current liabilities, consisting primarily of accounts payable of $2,068,653 and accrued liabilities of $2,039,663		$5,275,886

Acquired net assets		$14,012,347

Purchase price
Total consideration to seller (Sileas 90% interests)	$13,524,405
Fair Value minority interest under FAS 141R	1,500,000

		$15,024,405

Excess purchase price reported as goodwill		$1,012,058

Accounts receivable represent the amounts due from customers in the ordinary course of business. The carrying amounts approximate their fair value and the Company expects to collect the receivables subject to their normal historical experiences.

Qualitative factors that result in the recognition of goodwill exist from the synergies expected to be achieved by combining the existing operations and the business relationships of Sileas Corp as well as intangible assets that exist that do not meet the criteria for separate recognition apart from goodwill such as the intellectual capital inherent in its existing workforce, production methods and its overall customer base. The identifiable intangible assets and recorded goodwill are not deductible for income tax purposes.

As of the February 20, 2009 change in ownership, it was determined that there was no significant impact to the unamortized intangible assets since the original determination on October 14, 2008.

Identifiable intangible assets primarily consist of customer and program backlog, and will be amortized between general and administrative expenses and costs of sales according to their respective estimated useful lives.

The accompanying unaudited pro forma financial information for the three months ended December 28, 2008 and December 30, 2007 present the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

The following represents condensed pro forma revenue and earnings information for the three months ended December 28, 2008  and December 30, 2007 as if the acquisition of Optex had occurred on the first day of each of the quarters.

	Unaudited Quarter Ended December 28, 2008	Unaudited Quarter Ended December 30, 2007
Revenues	7,264,084	4,415,905
Net Loss	(65,010)	(481,062)
Diluted earnings per share	$(0.00)	$(0.00)

Weighted Average Shares Outstanding	141,464,940	141,464,940

The pro forma information depicted above reflect the impacts of reduced interest expense of $85,500 and $49,640 for three months ended December 28, 2008 and December 30, 2007 respectively, the increased intangible amortization expenses of $280,308, the elimination of corporate allocation costs from IRSN of $ 433,934, the elimination employee stock bonus compensation pushed down from IRSN of $ 101,766  for the three months ended December 30, 2007, and the tax increase of $29,925 for three months ended December 28, 2008 resulting from lower interest expense.  There is no expected tax effect for the three months ended December 30, 2007 as the company had an accumulated retained deficit.

Other Transactions in connection with Purchase by Sileas

Secured Promissory Note Due February 20, 2012/Longview Fund, LP - As a result of the transaction described above between Sileas on Longview fund described in note 7 and in note 14, on February 20, 2009 and effective as of February 20, 2009 (the “Issue Date”), Sileas, the new majority owner of Optex Systems, executed and delivered to Longview LP, a Secured Promissory Note due February 20, 2012 in the principal amount of $13,524,405.  The Note bears simple interest at the rate of 4% per annum, and the interest rate upon an event of default increases to 10% per annum.  In the event Optex sells or conveys all or substantially all its assets to a third party entity for more than nominal consideration, other than a merger into its parent company (“Sileas”) or reincorporation in another jurisdiction, then this Note shall be immediately due and owing without demand.  In the event that a Major Transaction occurs prior to the maturity date resulting in the Borrower receiving Net Consideration with a fair market value in excess of the principal and interest due under the terms of this Secured Note, (the “Optex Consideration”), then in addition to paying the principal and interest due, Optex (“Sileas”) shall also pay an amount equal to 90% of the Optex Consideration.  The obligations of Optex under the Note are secured by a security interest granted to Longview Fund pursuant to a Stock Pledge Agreement delivered by Sileas to Longview.

The note payable has been accounted for on the basis of push-down accounting upon the acquisition since Sileas acquired a 90% controlling interest and as such the note payable by Sileas (Parent) will be recorded on the financial statements of Optex Delaware (Subsidiary) as of February 20, 2009.  Concurrent with the planned reverse merger with a publicly-traded shell entity, Sileas’ ownership will be diluted to a percentage less than that under which push-down accounting applies.  Accordingly, the note payable owned by Sileas to Longview will be reflected solely on the financial statements of Sileas (Parent) and will no longer be reflected as a liability in the financial statements of Optex Delaware.

Reorganization/Share Exchange

On March 30, 2009, a reorganization/share exchange occurred whereby the then existing shareholders of the Company exchanged their shares of Company Common Stock with the shares of Common Stock of Sustut Exploration, Inc. (“Registrant”) as follows:  (i) the outstanding 85,000,000 shares of Company Common Stock be exchanged by Registrant for  113,333,282 shares of Registrant Common Stock, (ii) the outstanding 1,027 shares of Company Series A Preferred Stock be exchanged by Registrant for 1,027 shares of Registrant Series A Preferred Stock and such additional items as more fully described in the Agreement and (iii) the 8,131,667 shares of Company Common Stock purchased in the private placement will be exchanged by Registrant for 8,131,667 shares of Registrant Common Stock, as acknowledged by Registrant.  The Company shall remain a wholly owned subsidiary of Registrant, and the Company’s shareholders are now shareholders of Registrant.

Private Placement

Simultaneously with the closing of the Reorganization Agreement, as of March 30, 2009 , the Company accepted subscriptions from accredited investors for a total of 27 units (the "Units"), for $45,000.00 per Unit, with each Unit consisting of Three Hundred Thousand (300,000) shares of common stock, no par value (the "Common Stock") of the Company and warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for $0.45 per share for a period of five (5) years from the initial closing (the "Warrants"), which were issued by Sustut after the closing referenced above.  Gross proceeds to the Company were $1,219,750, and after deducting a finders fee of $139,555 which was payable in cash, and non-cash consideration of forgiveness of indebtedness owed to an investor of $146,250, net proceeds were $933,945.  The finder also received five year warrants to purchase 2.7 Units, at an exercise price of $49,500 per unit.

Series A Preferred Stock

On March 24, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware authorizing a series of preferred stock, under its articles of incorporation, known as “Series A Preferred Stock”. This Certificate of Designation was approved by the Registrant’s Board of Directors and Shareholders at a Board Meeting and Shareholders Meeting held on February 25, 2009. The Certificate of Designation sets forth the following terms for the Series A Preferred Stock: (i) Number of authorized shares: 1,027; (ii) per share stated value: $6,000; (iii) liquidation preference per share:  stated value; (iv) conversion price: $0.15 per share as adjusted from time to time; and (v) voting rights: votes along with the Common Stock on an as converted basis with one vote per share.

The Series A Preferred Shares entitle the holders to receive cumulative dividends at the rate of 6% per annum payable in cash at the discretion of Board of Directors.  Each share of preferred stock is immediately convertible into common shares at the option of the holder which entitles the holder to receive the equivalent number of common shares equal to the stated value of the preferred shares divided by the conversion price initially set at $0.15 per share.

Holders of preferred shares receive preferential rights in the event of liquidation.  Additionally the preferred stock shareholders are entitled to vote together with the common stock on an ”as-converted” basis.

On March 27, 2009, Sileas and Alpha Capital Anstalt exchanged their promissory notes in the total amount of $6,000,000 plus accrued and unpaid interest thereon into 1,027 shares of Series A Preferred Stock.

Stock Split

On March 26, 2009, the Company’s Board of Directors reconfirmed a 1.7:1 forward split of its Common Stock to holders of record as of February 23, 2009.  Accordingly, as a result of the forward split, the 45,081,350 shares of Common Stock held by Sileas Corp. was split into 76,638,295  shares, and the 4,918,650 shares of Common Stock held by Arland Holdings, Ltd. was split into 8,361,705  shares.